<PAGE 1>
Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1995
Distribution Date of February 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $159,033,206.08
Beginning Pool Factor                       0.4747224

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,725,717.45
  Interest Collected                    $1,226,565.60

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $131,463.16
Total Additional Deposits                 $131,463.16

Repos/Chargeoffs                          $123,164.08
Aggregate Number of Notes Charged Off              16

Total Available Funds                  $10,031,991.71

Ending Pool Balance                   $150,236,079.05
Ending Pool Factor                          0.4484625

Servicing Fee                             $132,527.67

Repayment of Servicer Advances             $51,754.50

Reserve Account:
  Beginning Balance                    $11,978,730.71
  Target Percentage                             7.50%
  Target Balance                       $11,267,705.93
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(711,024.78)
  Ending Balance                       $11,267,705.93

                                            Dollars         Notes
Delinquencies:
  Installments:
     1-30 days                           1,144,799.15         948
    31-60 days                             153,006.20         158
    60+ days                                27,429.82          30

    Total                                1,325,235.17         962

  Balances:
    60+ days                               329,836.16          30

Memo Item - Reserve Account

  Prior Month                          $11,927,490.46
  Invest. Income                            51,240.25
    Beginning Balance                  $11,978,730.71

<PAGE 2>
Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $335,002,547.77    $127,300,000.00    $195,976,000.00     $11,726,547.77
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               3.475%             4.475%             4.800%

Beginning Pool Balance                    $159,033,206.08
Ending Pool Balance                       $150,236,079.05

Collected Principal                         $8,805,426.11
Collected Interest                          $1,226,565.60
Charge-Offs                                   $123,164.08
Servicing                                     $132,527.67

  Total Collections Available
    for Debt Service                        $9,899,464.04

Beginning Balance                         $148,143,866.78              $0.00    $139,097,459.65      $9,046,407.13

Interest Due                                  $554,903.24              $0.00        $518,717.61         $36,185.63
Interest Paid                                 $554,903.24              $0.00        $518,717.61         $36,185.63
Principal Due                               $8,928,590.19              $0.00      $8,526,803.63        $401,786.56
Principal Paid                              $8,928,590.19              $0.00      $8,526,803.63        $401,786.56
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $139,215,276.59              $0.00    $130,570,656.02      $8,644,620.57
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.6662583991       0.7371837591

Total Distributions                         $9,483,493.43              $0.00      $9,045,521.24        $437,972.19

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $415,970.61

Beginning Reserve Account Balance          $11,978,730.71
(Release)/Draw                               $(711,024.78)
Ending Reserve Account Balance             $11,267,705.93

Memo Item - Advances:
 Servicer Advances - Current Month            $(51,754.50)
 Total Outstanding Servicer Advances        $3,013,608.93

<PAGE 3>
Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                              Sep 1994         Oct 1994          Nov 1994          Dec 1994          Jan 1995
Beg. Pool Balance        $196,498,247.26   $186,893,080.22   $176,685,539.12   $167,871,059.78   $159,033,206.08

A) Loss Trigger:
Principal of Contracts
  Charged off                $132,078.67       $281,356.45        $70,260.91        $39,029.43       $123,164.08
Recoveries                   $204,705.17       $187,118.83       $202,949.75       $103,431.89       $131,463.16


Total Charged off
  (Months 5,4,3)             $483,696.03
Total Recoveries
  (Months 3,2,1)              437,844.80
Net Loss/(Recoveries)
  for 3 Mos.                  $45,851.23(a)

Total Balance
  (Months 5,4,3)         $560,076,866.60(b)

Loss Ratio [(a/b)(12)]           0.0982%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $194,896.28       $424,912.23       $329,836.16
  As % of Beginning
    Pool Balance                                                    0.11031%          0.25312%          0.20740%
  Three Month Average                                               0.09694%          0.13511%          0.19028%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer